Exhibit 10.4

Execution Version

Deutsche Bank

Deutsche Bank AG, London Branch Winchester house 1 Great Winchester St, London EC2N 2DB Telephone: 44 20 7545 8000

c/o Deutsche Bank Securities Inc. 60 Wall Street New York, NY 10005 Telephone: (212) 250-2500

DATE:	February 5, 2024

TO:	Veradigm Inc. (f/k/a Allscripts Healthcare Solutions, Inc.)
222 Merchandise Mart Plaza, Suite 2024
Chicago, IL 60654

ATTENTION:	General Counsel
TELEPHONE:	(312) 386-6751
EMAIL:	legal.notices@veradigm.com

FROM:	Deutsche Bank AG, London Branch

SUBJECT:	Amendment No. 1 To Capped Call Transactions

The parties hereto have previously entered into a letter agreement relating to a “Base Call Option Transaction” (the “Base Confirmation”) dated as of December 4, 2019 and an additional letter agreement relating to an “Additional Call Option Transaction” (the “Additional Confirmation” and, together with the Base Confirmation, each a “Confirmation”) dated as of December 18, 2019, the purpose of each of which was to confirm the terms and conditions of the capped call option transactions entered into between Deutsche Bank AG, London Branch (“Dealer”) and Veradigm Inc. (f/k/a Allscripts Healthcare Solutions, Inc.) (“Counterparty”) in connection with the issuance by Counterparty of its 0.875% Convertible Senior Notes due 2027 (the “Convertible Notes” and each USD 1,000 principal amount of Convertible Notes, a “Convertible Note”). On February 5, 2024, Counterparty and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, entered into a supplemental indenture (the “Supplemental Indenture”) with respect to the Indenture that, among other things, provides for a right of the holders of the Convertible Notes to require Counterparty to repurchase for cash all or any portion of their Convertible Notes in certain circumstances relating to Counterparty’s failure to timely file reports or documents with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act (the “Indenture Amendment”). To provide for, among other things, (i) a limited waiver of any Additional Termination Event with respect to the Transaction under each Confirmation that may or could result from the Indenture Amendment pursuant to Section 9(i)(iii) of the Confirmations, (ii) the addition of an Additional Termination Event in relation to Options corresponding to Convertible Notes that are affected by certain repayment events and (iii) the addition of an automatic exercise feature for unexercised Options on the Expiration Date, the parties hereto have now agreed to enter into this Amendment No. 1 (this “Amendment”) to give effect to such limited waiver and to amend each Confirmation, in each case, as set forth in this Amendment. Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Confirmations.

DEUTSCHE BANK AG, LONDON BRANCH IS NOT REGISTERED AS A BROKER OR DEALER UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. DEUTSCHE BANK SECURITIES INC. (“DBSI”) HAS ACTED SOLELY AS AGENT IN CONNECTION WITH THE TRANSACTION AND HAS NO OBLIGATION, BY WAY OF ISSUANCE, ENDORSEMENT, GUARANTEE OR OTHERWISE WITH RESPECT TO THE PERFORMANCE OF EITHER PARTY UNDER THE TRANSACTION. AS SUCH, ALL DELIVERY OF FUNDS, ASSETS, NOTICES, DEMANDS AND COMMUNICATIONS OF ANY KIND RELATING TO THE TRANSACTION BETWEEN DEALER AND COUNTERPARTY SHALL BE TRANSMITTED EXCLUSIVELY THROUGH AGENT. DEUTSCHE BANK AG, LONDON BRANCH IS NOT A MEMBER OF THE SECURITIES INVESTOR PROTECTION CORPORATION (SIPC).

1.

Limited Waiver. At the request of Counterparty and notwithstanding the provisions in Section 9(i)(iii) of the Confirmations, Dealer agrees that the Amendment Event that may or could result from the Indenture Amendment will not constitute an Additional Termination Event applicable to the Transaction (the “Waiver”). The Waiver shall not entitle Counterparty to any other waiver in similar or different circumstances, and, except as expressly set forth in this paragraph, shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of Dealer, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Confirmations.

2.

Agreement. Notwithstanding anything to the contrary in the second paragraph of the Confirmations, the Supplemental Indenture shall not be disregarded for purposes of the Confirmations and the term “Indenture” shall instead give effect to the modifications, amendments and waivers set forth therein.

3.	Amendments. The Confirmations are amended as follows:

(a)	The following provision is added as clause (iv) of Section 9(i) of each Confirmation, with the bracketed text included only for the Additional Confirmation and excluded from the Base Confirmation:

“Within five Scheduled Trading Days following any Repayment Event (as defined below), Counterparty shall notify Dealer of such Repayment Event and the aggregate principal amount of Convertible Notes subject to such Repayment Event (the “Repayment Convertible Notes”), which notice shall include a representation by Counterparty that Counterparty is in full compliance with applicable securities laws, including, in particular, Sections 9 and 10(b) of the Exchange Act and the rules and regulations thereunder in respect of the Repayment Event, including, without limitation, the delivery of such notice of Repayment Event. The Repayment Event shall constitute an Additional Termination Event with Counterparty as the sole Affected Party, as provided in this paragraph. No later than ten Scheduled Trading Days after (x) the date of such Repayment Event or (y) if later, the date on which Dealer receives notice from Counterparty of the Repayment Event, Dealer may, but is not required to, designate an Exchange Business Day as an Early Termination Date (which in no event shall be earlier than the date on which the relevant Repayment Event occurs or is consummated and which shall be on or as reasonably practicable after the settlement date for the relevant Repayment Event) with respect to the portion of the Transaction corresponding to a number of Options (the “Repayment Options”) no greater than the lesser of (x) the number of Repayment Convertible Notes (in denominations of USD 1,000 principal amount) [minus any “Repayment

Options” (as defined in the Base Call Option Confirmation) (and for purposes of determining whether any Options under this Confirmation or under the Base Call Option Confirmation shall be among the Repayment Options hereunder or under, and as defined in, the Base Call Option Confirmation, such Repayment Convertible Notes shall be allocated first to the Base Call Option Confirmation until all Options thereunder are exercised or terminated)] and (y) the Number of Options as of the date Dealer designates such Early Termination Date and, as of such date, the Number of Options shall be reduced by the number of Repayment Options. Any payment hereunder with respect to such termination shall be calculated pursuant to Section 6 of the Agreement as if (1) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Transaction and a Number of Options equal to the number of Repayment Options, (2) Counterparty were the sole Affected Party with respect to such Additional Termination Event and (3) the terminated portion of the Transaction were the sole Affected Transaction. For the avoidance of doubt, solely for purposes of calculating the amount payable pursuant to Section 6 of the Agreement pursuant to the immediately preceding sentence, Dealer shall assume that the relevant Repayment Event (and, if applicable, the related “Fundamental Change” (as such term is defined in the Indenture)) had not occurred. “Repayment Event” means that (i) any Convertible Notes are repurchased or redeemed and cancelled in accordance with the Indenture (whether in connection with or as a result of a “Fundamental Change” (as such term is defined in the Indenture), on a “Designated Repurchase Date” (as such term is defined in the Indenture) or for any other reason) by Counterparty or any of its subsidiaries, (ii) any Convertible Notes are delivered to Counterparty or any of its subsidiaries in exchange for delivery of any property or assets of such party (howsoever described), (iii) any principal of any of the Convertible Notes is repaid prior to the final maturity date of the Convertible Notes (for any reason other than as a result of an acceleration of the Convertible Notes that results in an Additional Termination Event pursuant to the preceding Section 9(i)(ii)), or (iv) any Convertible Notes are exchanged by or for the benefit of the holders thereof for any other securities of Counterparty or any of its subsidiaries (or any other property, or any combination thereof) pursuant to any exchange offer or similar transaction. For the avoidance of doubt, any conversion of Convertible Notes (whether into cash, Shares, other reference property or any combination thereof) pursuant to the terms of the Indenture shall not constitute a Repayment Event.”

(b)	The following provision is added to Section 2 of each Confirmation as a new row below the row titled “Automatic Exercise”:

“Automatic Exercise After Free
Convertibility Date:	Notwithstanding anything to the contrary herein or in the Equity Definitions, unless Counterparty notifies Dealer in writing prior to 5:00 P.M., New York City time, on the Expiration Date that it does not wish automatic exercise to occur, all Options then outstanding as of 9:00 A.M., New York City time, on the Expiration Date shall be deemed to be automatically exercised as if (i) a number of Convertible Notes (in denominations of USD 1,000 principal amount) equal to such number of then-outstanding Options were converted with a Conversion Date occurring on or after the Free Convertibility Date, (ii) the Settlement Method

applied to such then-outstanding Options that correspond to such Convertible Notes and (iii) such Convertible Notes were outstanding under the Indenture immediately prior to such deemed conversion; provided that no such automatic exercise pursuant to this sentence shall occur if the Relevant Price for each Valid Day during the Settlement Averaging Period is less than or equal to the Strike Price.”

(c)

The provision opposite the caption “Notice of Exercise” in Section 2 of each Confirmation is amended by adding the words “, but subject to “Automatic Exercise After Free Convertibility Date” above” immediately after the word “above” in the second line thereof.

(d)	The following provision is added as Section 8(j) of each Confirmation:

“Counterparty acknowledges that the Transaction may constitute a purchase of its equity securities. Counterparty further acknowledges that, pursuant to the provisions of the Coronavirus Aid, Relief and Economic Security Act (the “Cares Act”), the Counterparty will be required to agree to certain time-bound restrictions on its ability to purchase its equity securities if it receives loans, loan guarantees or direct loans (as that term is defined in the Cares Act) under section 4003(b) of the Cares Act. Counterparty further acknowledges that it may be required to agree to certain timebound restrictions on its ability to purchase its equity securities if it receives loans, loan guarantees or direct loans (as that term is defined in the Cares Act) under programs or facilities established by the Board of Governors of the Federal Reserve System for the purpose of providing liquidity to the financial system. Accordingly, Counterparty represents and warrants that neither it nor any of its subsidiaries has applied, and throughout the term of the Transaction neither it nor any of its subsidiaries shall apply, for a loan, loan guarantee, direct loan (as that term is defined in the Cares Act) or other investment, or to receive any financial assistance or relief (howsoever defined) under any program or facility established in any jurisdiction that (a) is established under applicable law, including without limitation the Cares Act and the Federal Reserve Act, as amended, and (b) requires, as a condition of such loan, loan guarantee, direct loan (as that term is defined in the Cares Act), investment, financial assistance or relief, that the Counterparty agree, attest, certify or warrant that neither it nor any of its subsidiaries has, as of the date specified in such condition, repurchased, or will repurchase, any equity security of Counterparty; provided that Counterparty may apply for any such governmental assistance if such person determines based on the advice of nationally recognized outside counsel that the terms of the Transaction would not cause such person to fail to satisfy any condition for application for or receipt or retention of such governmental assistance based on the terms of the relevant program or facility as of the date of such advice. Counterparty further represents and warrants that the Premium is not being paid, in whole or in part, directly or indirectly, with funds received under or pursuant to any program or facility established in any jurisdiction, including the U.S. Small Business Administration’s “Paycheck Protection Program”, that (a) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the Cares Act and the Federal Reserve Act, as amended, and (b) requires under such applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) that such funds be used for specified or enumerated purposes that do not include the purchase of the Transaction (either by specific reference to the Transaction or by general reference to transactions with the attributes of the Transaction in all relevant respects).”

(e)	The addressee line on the first page of each Confirmation is hereby amended and restated in its entirety to read:

Veradigm Inc.

222 Merchandise Mart Plaza, Suite 2024

Chicago, IL 60654

Attention: General Counsel

Telephone No.: (312) 386-6751

Email: legal.notices@veradigm.com

(f)

The reference to “Allscripts Healthcare Solutions, Inc. (“Counterparty”)” in the first paragraph on the first page of each Confirmation is hereby replaced with a reference to “Veradigm Inc. (f/k/a Allscripts Healthcare Solutions, Inc.) (“Counterparty”)”.

(g)	The “Account for payments to Counterparty” in Section 5 of each Confirmation is hereby amended and restated in its entirety to read:

To be provided by Counterparty.

(h)	The “Address for notices or communications to Counterparty” in Section 7 of each Confirmation is hereby amended and restated in its entirety to read:

Veradigm Inc.

222 Merchandise Mart Plaza, Suite 2024

Chicago, IL 60654

Attention: General Counsel

Telephone No.: (312) 386-6751

Email: legal.notices@veradigm.com

4.	Representations

Each party reaffirms and repeats to the other party in respect of each Confirmation, as amended pursuant to this Amendment, the representations in Section 3(a) of the Agreement as of the date hereof. In addition, Counterparty represents that, as of the date hereof, it is not aware of any material nonpublic information regarding Counterparty or the Shares.

5.	Miscellaneous

(a)	Entire Agreement; Restatement.

(i)

This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(ii)

Except for any amendment to the Confirmations made pursuant to this Amendment, all terms and conditions of the Confirmations will continue in full force and effect in accordance with its provisions on the date of this Amendment. References to the Confirmations will be to the Confirmations, as amended by this Amendment.

(b)	Amendments. No amendment, modification or waiver in respect of the matters contemplated by this Amendment will be effective unless made in accordance with the terms of the Confirmations.

(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission or by e-mail), each of which will be deemed an original.

(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(e)	Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York as the governing law (without reference to choice of law doctrine).

(f)

Effectiveness. This Amendment shall become effective upon the (i) execution and delivery hereof by the parties hereto and (ii) the execution, delivery and effectiveness by the parties thereto of the Supplemental Indenture in the form last reviewed by Dealer.

(g)

Agency. Whenever delivery of funds or other assets is required hereunder by or to Counterparty, such delivery shall be effected through DBSI. In addition, all notices, demands and communications of any kind relating to the Transaction and this Amendment between Dealer and Counterparty shall be transmitted exclusively through DBSI.

(h)

Legal Expenses. Counterparty agrees to pay the reasonable and documented fees and expenses of Davis Polk & Wardwell LLP, counsel to Dealer and the other dealers on Counterparty’s other capped call transactions entered into in connection with the Convertible Notes, in relation to this Amendment and the other substantially similar amendments to be entered into with such other dealers.

[Signature Pages Follow]

Very truly yours,
DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Graham Orton
Name: Graham Orton
Title: Director

By:	/s/ Natasha Hossain
Name: Natasha Hossain
Title: Director

DEUTSCHE BANK SECURITIES INC., acting solely as Agent in connection with the Transaction

By:	/s/ Graham Orton
Name: Graham Orton
Title: Director

By:	/s/ Natasha Hossain
Name: Natasha Hossain
Title: Director

Chairman of the Supervisory Board: Paul Achleitner.

Management Board: Christian Sewing (Chairman), James von Moltke, Karl von Rohr, Fabrizio Campelli, Bernd Leukert, Alexander von zur Muhlen, Christiana Riley, Rebecca Short, Stefan Simon, Olivier Vigneron.

Deutsche Bank AG is authorised under German Banking Law (competent authorities: European Central Bank and the BaFin, Germany’s Federal
Financial Supervisory Authority) and, in the United Kingdom, by the Prudential Regulation Authority. It is subject to supervision by the European Central Bank and by the BaFin, and is subject to limited regulation in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority.	Deutsche Bank AG is a joint stock corporation with limited liability incorporated in the Federal Republic of Germany, Local Court of Frankfurt am Main, HRB No. 30 000; Branch Registration in England and Wales BR000005 and Registered Address: Winchester House, 1 Great Winchester Street, London EC2N 2DB. Deutsche Bank AG, London Branch is a member of the London Stock Exchange.
(Details about the extent of our authorisation and regulation in the United Kingdom are available on request or from www.db.com/en/content/eu_disclosures.htm)

[Signature Page to Capped Call Amendment No. 1]

Accepted and confirmed:

VERADIGM INC.

By:	/s/ Chad Kerner
Name: Chad Kerner
Title: Treasurer

[Signature Page to Capped Call Amendment No. 1]